January 20, 2009

U.S. Securities and Exchange Commission
Washington, DC 20549

Re:           China Advanced Construction Materials Group, Inc.
   Form 8-K
   Filed January 20, 2009

We have read the Registrant’s disclosure contained in Item 4.02 of the above-referenced Form 8-K and agree with the statements made by the Registrant.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP